Exhibit 99.1

Anne Holland Ventures, Inc.

aND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

WITH INDEPENDENT AUDITOR’s report

YEARS ENDED DECEMBER 31, 2020 and 2019

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Anne Holland Ventures, Inc. and Subsidiary:

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of Anne Holland Ventures, Inc. and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Anne Holland Ventures, Inc. and Subsidiary as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of Anne Holland Ventures, Inc. and Subsidiary, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Anne Holland Ventures, Inc. and Subsidiary’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Anne Holland Ventures, Inc. and Subsidiary’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Anne Holland Ventures, Inc. and Subsidiary’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ WithumSmith+Brown PC

March 15, 2022

Anne Holland Ventures, Inc. AND SUBSIDIARY

CONSOLIDATED balance sheets

december 31, 2020 and 2019

The accompanying notes are an integral part of these consolidated financial statements. (4)

Anne Holland Ventures, iNC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF operations

YEARS ENDED december 31, 2020 and 2019

2020	2019
REVENUES	$ 3,316,789	$ 34,904,042
COST OF REVENUES	1,589,773	11,178,086
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	8,815,651	10,766,907
DEPRECIATION AND AMORTIZATION	242,549	74,970
INTANGIBLE ASSET IMPAIRMENTS	843,952	124,197
(LOSS) INCOME FROM OPERATIONS	(8,175,136)	12,759,882
OTHER (EXPENSE) INCOME		
Interest Income	45,421	238,044
Loss on Currency Exchange	(3,330)	(20,980)
Total Other Income	42,091	217,064
NET (LOSS) INCOME	$ (8,133,045)	$ 12,976,946

The accompanying notes are an integral part of these consolidated financial statements. (5)

Anne Holland Ventures, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

YEARS ENDED december 31, 2020 and 2019

The accompanying notes are an integral part of these consolidated financial statements. (6)

Anne Holland Ventures, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED december 31, 2020 and 2019

The accompanying notes are an integral part of these consolidated financial statements. (7)

Anne Holland Ventures, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

december 31, 2020 and 2019

NOTE 1	summary of significant accounting policies

Nature of Operations

Anne Holland Ventures, Inc. (“AHV”) was formed on April 6, 2009 under the laws of the State of Rhode Island. AHV operates as a business-to-business media company with internally produced editorial platforms, including the online trade publication, MJBizDaily, and trade shows serving the global cannabis industry, MJBizCon (collectively "MJBiz").  On August 28, 2020, AHV formed a wholly owned subsidiary in Germany, AHV Media GmbH, to comply with German labor laws. The financial results of AHV Media GmbH are immaterial to the consolidated financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of AHV and its wholly owned subsidiary, AHV Media GmbH (together, the “Company”), from the date of its respective formation. All intercompany balances and transactions have been eliminated for purposes of consolidation.

Risks and Uncertainties

In March 2020, the World Health Organization categorized the Coronavirus Disease 2019 (“COVID-19”) as a pandemic, and the President of the United States declared the COVID-19 outbreak a national emergency. In conjunction with this declaration and the spread of COVID-19 across the United States, recommendations and mandates were handed down by various local, state and federal government agencies regarding social distancing, containment areas and mandates against large gatherings, as well as quarantine requirements. In addition, travel restrictions were imposed by the United States and foreign governments, and by companies with respect to their employees, and various event venues announced indefinite closures. As a result of these and various other factors, management made the decision to cancel substantially all of the Company’s face-to-face events scheduled through the end of 2020. The ongoing effects of COVID-19 on the Company’s operations and event calendar have had, and will continue to have, a material negative impact on its financial results and liquidity, and such negative impact may continue beyond the containment of such outbreak.

The Company maintains event cancellation insurance to protect against losses due to the unavoidable cancellation, postponement, relocation and enforced reduced attendance at events due to certain covered events. Specifically, the Company is insured for losses due to event cancellations caused by the outbreak of communicable diseases, including COVID-19.

The Company is in the process of pursuing claims under these insurance policies to offset the financial impact of cancelled events as a result of COVID-19. Prior to December 31, 2020, management concluded that receipt of insurance payments could not be estimated as the claims filing process began in the first quarter of 2021.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include, but are not limited to, allowances for doubtful accounts, useful lives of intangible

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Anne Holland Ventures, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

december 31, 2020 and 2019

assets, long-lived asset and goodwill impairments and assumptions used in valuing the Company’s allocation of purchase price, including acquired intangible assets and goodwill. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash and cash equivalents.

Concentrations

The Company maintains its cash in several bank deposit accounts which, at times, exceeded federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

The Company has one vendor that accounted for approximately 44% of cost of revenue during the year ended December 31, 2019 and 68% of accrued liabilities as of December 31, 2019. There were no vendor concentrations for the year ended December 31, 2020.

The Company’s core business is content and audience development through publishing various business magazines and hosting trade shows for the cannabis industry, which is regulated by state and federal agencies. Changes in the state and federal laws impacting the cannabis industry could have a significant effect (positive or negative) on the Company’s operations.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance for doubtful accounts based upon an aging of accounts receivable, historical experience and management judgment. Accounts receivable balances are reviewed individually for collectability. The allowance for doubtful accounts is $5,729 and $7,000 at December 31, 2020 and 2019, respectively.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Leasehold improvements are amortized over the term of the lease.

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Anne Holland Ventures, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

december 31, 2020 and 2019

Capitalized Software Development Costs

The Company capitalized costs for the development of a software application solely to meet the Company’s internal needs. During 2019, the Company capitalized costs associated with customized internally developed software systems that have reached the application development stage in accordance with Accounting Standards Codification (“ASC”) Topic 350-40, Internal-Use Software. Capitalization of such costs begins when the project planning stage is complete and ceases at the point in which the project is substantially complete. Capitalized software costs consist primarily of external software development consultants utilized. The amortization of capitalized software is computed using the straight-line method over an estimated useful life of three years. During 2019, management determined that the software platform was no longer viable and an impairment loss of the remaining net book value of $124,197 was recognized. Amortization expense was $37,277 during the year ended December 31, 2019.

Phantom Stock

The Company has a Phantom Stock Plan that is accounted for as a liability in accordance with ASC Topic 718, Compensation – Stock Compensation. The Phantom Stock contains a performance condition based upon a change in control at the Company and, as such, a liability would not be recorded until that change of control was determined to be probable, or when the change of control occurs. As of December 31, 2020 and 2019, no liability has been recorded.

Definite-Lived Intangible Assets

Definite-lived intangible assets consist of customer relationships and certain trade names. Intangible assets with finite lives are stated at cost, less accumulated amortization and impairment losses, if any. These intangible assets are amortized on a straight-line basis over the following estimated useful lives, which are reviewed each reporting period:

Refer to Note 5, Intangible Assets and Goodwill, for definite-lived intangible asset impairments recorded during the year ended December 31, 2020. There was no impairment recorded during the year ended December 31, 2019.

Goodwill

Goodwill represents the excess of the cost to acquire a business over the estimated fair value of the net assets acquired. Goodwill is not amortized. Instead, it is measured for impairment at least annually or when events indicate that impairment exists. When evaluating goodwill for impairment, the Company first assesses qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the carrying amount of the reporting unit exceeds its fair value, then the amount of impairment loss must be measured. The Company did not identify a goodwill impairment charge for the years ended December 31, 2020 and 2019. Refer to Note 5, Intangible Assets and Goodwill, for further discussion on the impairment analysis performed during the year ended December 31, 2020.

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Anne Holland Ventures, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

december 31, 2020 and 2019

Fair Value Measurements

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and long-term debt. Accounts receivable, accounts payable and accrued liabilities are short-term in nature; therefore the carrying value approximates fair value as of December 31, 2020 and 2019. The carrying value of debt approximates fair value as interest rates approximate current market rates as of December 31, 2020. The following describes the hierarchy of inputs used to measure fair value and the primary valuation methodologies used by the Company for amounts measured at fair value. The three levels of inputs are as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

Level 2: Observable inputs other than prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated with observable market data.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Accrued Liabilities

Accrued liabilities consist of costs incurred and not paid as of year-end for the Company’s MJBizCon trade show and other general operating expenses. Amounts paid within one year are considered current.

Other Noncurrent Liabilities

Other noncurrent liabilities consist of deferred payments of the employer portion of social security taxes between March 27, 2020 and December 31, 2020, as allowed under the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") with 50% of the deferred amount due December 31, 2021 and the remaining 50% due December 31, 2022. The Company began deferring the employer portion of social security taxes in mid-May 2020. As of December 30, 2020, 50% of the balance is recorded as other noncurrent liabilities. Amounts due within one year are recorded as accrued liabilities in current liabilities.

Distributions

Distributions consist of distributions to owners. Distributions are $8,144,001 and $9,074,232 for the years ended December 31, 2020 and 2019, respectively.

Income Taxes

The Company has elected to be taxed as an S corporation under the Internal Revenue Code. Consequently, the stockholders report their share of the Company’s taxable income in their individual income tax returns. Therefore, no provision for income taxes has been included in the accompanying consolidated financial statements. The Company’s state taxes are immaterial to these financial statements.

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Anne Holland Ventures, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

december 31, 2020 and 2019

AHV Media GmbH files taxes in Germany. The taxes are not material to these consolidated financial statements.

The Company follows the guidance of ASC Topic 740, Accounting for Uncertainly in Income Taxes. ASC 740 prescribes a more-likely-than-not measurement methodology to reflect the financial statement impact of uncertain tax positions taken or expected to be taken in a tax return. If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the stockholders rather than the Company. Accordingly, there would be no effect on the Company’s consolidated financial statements.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) issued new guidance that created Topic ASC 606, Revenue from Contracts with Customers. This guidance supersedes the revenue recognition requirements in ASC 605, Revenue Recognition, and requires the recognition of revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services.

The Company adopted the requirements of the new guidance as of January 1, 2019 using the modified retrospective approach and determined that there was no significant change under ASC 606 compared to how it was previously recognizing revenue. As a result, management determined that there was no cumulative adjustment that was required upon adoption of the new standard.

The Company recognizes revenue when its customer obtains control of promised goods or services in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. To determine revenue recognition for the arrangements that are within the scope of ASC 606, the Company performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the Company satisfies a performance obligation.

The Company’s primary source of revenue consists of trade shows which includes revenue from registration, exhibitor booths and sponsors. This revenue stream is classified as event income on the accompanying consolidated statements of operations. The other source of revenue is referred to as content and audience development income and consists primarily of advertising and sponsorship in the Company’s online trade publication, MJBizDaily, and the Marijuana Business Magazine.

Event Income

Revenue is recognized from trade shows at the point in time the event takes place. Registration, exhibitor and sponsorship fees that are received in advance of the event are deferred until the event takes place. Discounts related to the trade shows are recognized as a reduction of revenue.

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Anne Holland Ventures, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

december 31, 2020 and 2019

Content & Audience Development Income

Revenue from advertising and sponsorship is recognized at a point in time upon publication. Subscriptions to the online trade publication, MJBizDaily, and the Marijuana Business Magazine are generally provided at no cost.

Contract Balances

Amounts paid in advance for an event are considered contract assets and are included in prepaid expenses and other, and deposits in other assets based on the timing of the event. Contract liabilities consist of payments received in advance of an event or publication and are classified as deferred revenue.

There are no significant judgments applied to the timing of recognition of revenue.

Pre-contract costs, which consist primarily of commissions, are generally charged to expense as incurred due to the short-term nature of the contracts associated with trade shows and publication advertising. The Company had no significant deferred pre-contract costs for the years ended December 31, 2020 and 2019.

The balance in accounts receivable and deferred revenue as of January 1, 2019 was $64,994 and $152,291, respectively.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount or the fair value less costs to sell. For the years ended December 31, 2020 and 2019, the Company recorded an impairment loss related to the write-off of intangible assets purchased in a business combination and computer software development costs in the amount of $843,952 and $124,197, respectively.

Recent Accounting Pronouncements

In February 2016, the FASB issued amended guidance for the treatment of leases. The guidance requires lessees to recognize a right-of-use asset and a corresponding lease liability for all operating and finance leases with lease terms greater than one year. The accounting for lessors will remain relatively unchanged. The guidance changes the accounting for sale and leaseback transactions to conform to the new revenue recognition standards. The guidance also requires both qualitative and quantitative disclosures regarding the nature of the entity’s leasing activities. The amendments in this guidance are effective for fiscal years beginning after December 15, 2021. Early adoption is permitted. Management is evaluating the impact of the amended lease guidance on the consolidated financial statements.

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which includes provisions that require financial assets measured at amortized cost basis to be presented at the net amount expected to be collected and credit losses relating to available-for-sale debt securities to be recorded through an allowance for credit losses, which requires recognition of an estimate of all current expected credit losses. The

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Anne Holland Ventures, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

december 31, 2020 and 2019

guidance is effective for nonpublic entities for fiscal years beginning after December 15, 2022, including interim periods within those years. The Company does not expect the adoption of this ASU will have a significant impact on its consolidated financial statements.

NOTE 2	STOCKHOLDERS’ EQUITY

During September 2018, the Company approved and adopted a Phantom Stock Plan (“PS Plan”). In connection with the PS Plan adoption, each stockholder was issued an additional 6,950 shares of common stock in a stock split, which brought the total number of issued shares of common stock to 14,000. The Company created a pool of 980 phantom shares to make awards under the PS Plan as determined by the Board of Directors. These 980 phantom shares represent a phantom ownership of approximately 7% of the 14,000 issued and outstanding shares of common stock. As of December 31, 2020 and 2019, the Company had a total of 420 shares of phantom stock outstanding. The shares of phantom stock vest immediately upon grant and entitle the holder to receive cash payout for all vested shares contingent upon a change in control event as defined in the PS Plan. Compensation expense and a related liability will be recognized for the fair value of the phantom stock when the change in control event has occurred.

NOTE 3	property and equipment

Property and equipment, net, consisted of the following:

Depreciation and amortization expense related to property and equipment was $90,368 and $74,970 for the years ended December 31, 2020 and 2019, respectively.

For the year ended December 31, 2020, the Company recorded a disposal of fully depreciated office furniture and equipment totaling $110,372. Disposals were not material for the year ended December 31, 2019.

NOTE 4	Acquisition

On January 28, 2020, the Company acquired substantially all the assets of Emerald Scientific LLC’s, The Emerald Conference for $2,100,000 in cash. The Emerald Conference is a technical and science conference in the cannabis industry. The acquisition was used to expand the Company’s portfolio of events into the cannabis-related science sector. The purchase price included a hold back of $300,000 which was subject to exceeding minimum revenue targets and was paid on April 3, 2020. The Company will account for the purchase in accordance with guidelines for business combinations under ASC 805, as applicable. The acquisition was financed with cash from operations, and no material external acquisition costs were incurred. The purchase price was allocated as follows at the time of the acquisition:

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Anne Holland Ventures, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

december 31, 2020 and 2019

NOTE 5	Intangible Assets and gOODWILL

Intangible Assets

Intangible assets consist of the following as of December 31:

Amortization expense for the years ended December 31, 2020 and 2019 was $152,181 and $-0-, respectively.

Future amortization expense is estimated to be as follows for each of the five following years and thereafter ending December 31:

Impairment of Definite-Lived Intangible Assets

Shortly after the 2020 Emerald Conference staged in February 2020, the business climate was adversely affected by the economic slowdown precipitated by the outbreak of the COVID-19 pandemic, which included the cancellation of the 2021 Emerald Conference. While the Company expects to hold the 2022 Emerald Conference, the loss of cash flows associated with the 2021 conference was deemed a triggering event necessitating a review to determine if there was an impairment loss. In addition to the decision to cancel the 2021 Emerald Conference, which was made in November 2020, the revenue expectations for the 2022 Emerald Conference and beyond are expected to be less than originally forecast. Accordingly, the Company performed a quantitative assessment of the Company’s fair value of intangible assets as of November 2020 using an income approach, with assumptions that are considered

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Anne Holland Ventures, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

december 31, 2020 and 2019

Level 3 inputs, and concluded that the carrying value of the customer relationships’ asset exceeded the fair value. As a result, the Company recorded an impairment during the year ended December 31, 2020 of $843,952, which is presented in the accompanying consolidated statement of operations as an impairment loss. The fair value was determined primarily by discounting estimated future cash flows, which were determined based on revenue and expense growth assumptions, including annual customer attrition of 20% and a weighted average cost of capital (discount rate) of 20.5%.

Goodwill

The carrying amount of goodwill as of December 31, 2020 is $780,000.

During the fourth quarter of 2020, the impact of COVID-19 on the travel and events industry and the Company’s cancellation of all live events, including the 2021 Emerald Conference in the first quarter of 2021, as well as uncertainty around when the Company would be able to resume its normal operations, caused a significant and prolonged loss of cash flows.  As a result, management determined that a triggering event had occurred as it was more likely than not that the carrying value of the Company’s Emerald Conference reporting unit exceeded the fair value. Accordingly, the Company performed a quantitative assessment of the Company’s fair value of goodwill as of November 2020 using an income approach, with assumptions that are considered Level 3 inputs. The fair value of the reporting unit was determined primarily by discounting estimated future cash flows, which were determined based on revenue and expense growth assumptions and a weighted average cost of capital (discount rate) of 20.5%. The Company concluded that the fair value of the recently acquired Emerald Conference reporting unit exceeds the carrying value and is therefore not impaired.

No goodwill impairments were recorded for the years ended December 31, 2020 and 2019.

NOTE 6	commitments and contingencies

Operating Lease

In October 2018, the Company entered into a lease agreement for office space in Colorado which expires in November 2022. In August 2019, the Company amended its lease agreement for additional space in the same building. The total amount of rental payments due over the lease term is being charged to rent expense on the straight-line method over the term of the lease. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent. Rent expense for the years ended December 31, 2020 and 2019 was $408,274 and $293,229, respectively.

Future minimum lease payments under this lease are as follows for the years ending December 31:

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

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Anne Holland Ventures, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

december 31, 2020 and 2019

NOTE 7	Retirement plan

The Company, in conjunction with its Preferred Employer Organization (“PEO”), is a sponsoring party to a multiple employer defined contribution 401(k) plan (“Plan”). The Plan was initiated on June 1, 2014, with a Plan anniversary date of January 1 of each year.

There are no age and service requirements to participate under the Plan. Once an employee becomes a participant, he or she may make elective contributions and Roth 401(k) contributions in an amount up to the limit set by the Internal Revenue Service.

The Company makes a safe harbor nonmatching contribution equal to 3% of each non-highly compensated participant employee’s compensation whether or not the employee makes elective contributions to the Plan. Company contributions to the Plan are made in June of the following year and accrued for in December of the current year. For the years ended December 31, 2020 and 2019 Company contributions totaled $124,901 and $144,225, respectively.

NOTE 8	PAYCHECK PROTECTION Program LOAN PAYABLE

On April 8, 2020, the Company entered into a $1,283,100 note payable with FirstBank pursuant to the Paycheck Protection Program (“PPP Loan”) under the CARES Act, which is guaranteed by the U.S. Small Business Administration (“SBA”). The PPP Loan may be forgiven, in whole or in part, if the Company was eligible for the PPP Loan at the time of application, used the loan proceeds for eligible expenses within a defined period and otherwise satisfied PPP requirements. On April 21, 2021, the Company received full forgiveness of the PPP Loan in accordance with the CARES Act based on eligible payroll costs incurred during the covered period. As of December 31, 2020, the outstanding unpaid principal balance was $1,283,100 of which $712,833 and $570,267 are recorded in current liabilities and noncurrent liabilities, respectively.

NOTE 9	Stockholder LOANs PAYABLE

On September 30, 2020, the owners of the Company loaned $500,000 each to the Company equaling a total loan amount of $1,000,000. Pursuant to the loan agreement, the Company’s Board of Directors will determine repayment of the principal amount based on the Company’s financial position. Interest is payable at 0.13% per annum calculated yearly, not in advance, beginning January 6, 2022. As of December 31, 2020, the outstanding loan balance is $1,000,000 and the entire principal amount is recorded as long-term debt. On December 6, 2021, the loan was repaid in full.

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Anne Holland Ventures, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

december 31, 2020 and 2019

NOTE 10	Subsequent eventS

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 15, 2022, the date these consolidated financial statements were available to be issued.

During 2021, the Company received partial payments of $19,744,865 from its insurance carrier to recover the lost revenues of the affected trade shows (see Note 1).

On February 11, 2021, the Company entered into an additional $1,185,430 Paycheck Protection Program Loan payable (“PPP2”) with FirstBank pursuant to PPP guidelines under the CARES Act and is guaranteed by the SBA. On August 27, 2021, the Company received full forgiveness of the PPP2 in accordance with the CARES Act based on eligible payroll costs incurred during the covered period.

On December 31, 2021 (the “Closing Date”), the Company and its stockholders entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Emerald X, LLC (“Emerald”), to sell substantially all of the assets of the Company related to or associated with the business known and operated as MJBiz, including the annual tradeshow, MJBizCon, and all other events, publications and content offerings of the business. The aggregate base purchase price was $120,000,000, subject to certain adjustments as defined in the Asset Purchase Agreement.

Under the Asset Purchase Agreement, Emerald has agreed to pay an additional amount, based on the performance of the acquired business, as earn-out consideration (the "Contingent Payment") in March 2023.

The Contingent Payment, if any, will be an amount equal to (i) the EBITDA growth of the acquired business as defined in the Asset Purchase Agreement minus $13,000,000 multiplied by (ii) 9.3.

In connection with the Asset Purchase Agreement, the performance condition under the Phantom Stock Plan was triggered and compensation expense paid to the holders amounted to $6,516,274.

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